UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Preferred Stock Purchase Rights	“CCO”	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2021, Clear Channel Outdoor Holdings, Inc. (the “Company”) announced that C. William Eccleshare, President and Chief Executive Officer and member of the Board of Directors of the Company (the “Board”), plans to step down from the position of President and Chief Executive Office effective as of December 31, 2021, and is expected to assume the role of Executive Vice Chairman and remain a member of the Board until December 31, 2022. The Company also announced that Scott Wells, currently the Executive Vice President, Chief Executive Officer of the Americas Division of the Company, age 53, will assume the role of President and Chief Executive Officer of the Company as of January 1, 2022, and will be appointed as a member of the Board.

In connection with Mr. Eccleshare’s transition, the Company and Mr. Eccleshare agreed not to extend the term of his existing Employment Agreement, dated as of March 4, 2019 (the “Prior Eccleshare Employment Agreement”), which expires on December 31, 2021, but agreed to enter into an amended and restated employment agreement, dated as of July 29, 2021 (the “Eccleshare Amended and Restated Employment Agreement”), which, effective January 1, 2022 (the “Effective Date”), supersedes the Prior Eccleshare Employment Agreement. Pursuant to the Eccleshare Amended and Restated Employment Agreement, Mr. Eccleshare will remain employed as Executive Vice Chairman through December 31, 2022, unless Mr. Eccleshare resigns earlier or the Company terminates Mr. Eccleshare’s employment as of an earlier date by providing not less than 30 days’ notice or at any time upon a termination for “cause” (as defined therein).

Under the terms of the Eccleshare Amended and Restated Employment Agreement, during the period of Mr. Eccleshare’s employment with the Company following the Effective Date, he will receive a base salary at an annualized rate of $625,000 and will be eligible to receive an annual performance bonus under the Company’s annual incentive plan with a target of not less than 110% of this reduced base salary. Mr. Eccleshare will not be eligible for any equity award grants in calendar year 2022. Previously granted equity awards will continue to vest while he remains employed and will qualify for additional vesting under the terms of the applicable award agreements as a result of his retirement on December 31, 2022, or on any earlier termination by the Company without cause. His benefits and perquisites provided pursuant to the Prior Eccleshare Employment Agreement will continue under the Amended and Restated Eccleshare Employment Agreement. Furthermore, if Mr. Eccleshare resigns as of December 31, 2022, timely executes a general release of claims in favor of the Company, and otherwise complies with the terms of the Eccleshare Amended and Restated Employment Agreement, he will receive (i) an annual bonus for calendar year 2022 under the Company’s annual incentive plan, based on the Company’s actual achievement of applicable performance metrics, payable at the same time as bonuses are paid to other senior executives, (ii) a termination payment of $2,875,000, which is equivalent to the cash severance payable as a result of the Company’s failure to renew the Prior Eccleshare Employment Agreement (the “Termination Payment”) and (iii) continuation of his private health insurance for himself and his dependents for 12 months. In the event Mr. Eccleshare is terminated without “cause” or resigns for “good cause”, as such terms are defined in the Eccleshare Amended and Restated Employment Agreement, then, provided he timely executes a general release of claims in favor of the Company and otherwise complies with the terms of the Eccleshare Amended and Restated Employment Agreement, he will receive (i) any unpaid bonus for a completed calendar year, (ii) a pro rata bonus payment for calendar year 2022, based on the Company’s annual incentive plan, payable at the same time as bonuses are paid to other senior executives, and (iii) the Termination Payment.

Each of the payments and benefits set forth above is subject to Mr. Eccleshare’s continued compliance with the terms and conditions of the Eccleshare Amended and Restated Employment Agreement, including that during Mr. Eccleshare’s employment with the Company and for 12 months thereafter, Mr. Eccleshare is subject to non-competition, non-interference and non-solicitation covenants substantially consistent with our other senior executives. Mr. Eccleshare also is subject to customary confidentiality, work product and trade secret provisions.

In connection with the appointment of Mr. Wells as Chief Executive Officer, the Company and Mr. Wells entered into an amended and restated employment agreement, dated as of July 28, 2021 (the “Wells Amended and Restated Employment Agreement”), which, as of the Effective Date, supersedes the employment agreement between the Company and Mr. Wells, dated March 3, 2015 and amended March 26, 2019 (as amended, the “Prior Wells Employment Agreement”). Pursuant to the Wells Amended and Restated Employment Agreement, as of the Effective Date, Mr. Wells will be appointed as a member of the Board. In addition, Mr. Wells will receive a base salary at an annualized rate of $1,100,000, will be eligible to receive an annual performance bonus with a target of not less than 110% of his annual base salary and be eligible for an annual equity incentive grant with an approximate value of not less than 2,000,000. Within thirty (30) days following the Effective Date, Mr. Wells will also receive a grant of restricted stock units with a value equal to $1,000,000 (the “RSUs”) under the Company’s 2012 Second Amended and Restated Equity Plan (the “Equity Plan”). The RSUs will vest in equal installments over three (3) years, subject to the terms and conditions of the Equity Plan and governing award agreement. The Wells Amended and Restated Employment Agreement also contains a customary confidentiality provision that survives Mr. Wells’ termination of employment, as well as customary non-competition and non-solicitation provisions that apply during employment and for the 12-month period thereafter. The remaining terms of the Wells Amended and Restated Employment Agreement, including benefits and severance entitlements on termination of employment, are consistent with the terms of the Prior Wells Employment Agreement.

There are no arrangements or understandings between Mr. Wells and any other person pursuant to which Mr. Wells was appointed as President and Chief Executive Officer of the Company. Mr. Wells does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Wells and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing is not a complete description of the parties’ rights and obligations under the Eccleshare Amended and Restated Employment Agreement or the Wells Amended and Restated Employment Agreement and is qualified by reference to the full text and terms of the agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this report, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of July 29, 2021, by and between Clear Channel Outdoor Holdings, Inc. and C. William Eccleshare

10.2	Amended and Restated Employment Agreement, dated as of July 28, 2021, by and between Clear Channel Outdoor Holdings, Inc. and Scott Wells

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: July 30, 2021	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer

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